                                 Exhibit 24(a)
                                 -------------

                       (Attached To And Made Part Of The
                     Registration Statement On Form S-8 Of
                         Barrett Resources Corporation
                             Filed July 18, 1995)



                        CONSENT OF ARTHUR ANDERSEN LLP
                        ------------------------------

                        CONSENT OF ARTHUR ANDERSEN LLP
                             INDEPENDENT AUDITORS
                             --------------------


     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) and related Prospectus pertaining to the Stock Option Plans of Plains Petroleum Company, a wholly-owned subsidiary of Barrett Resources, and to the incorporation by reference therein of our report dated December 8, 1994 with respect to the financial statements and schedules of Barrett Resources Corporation included in its Annual Report (Form 10-K) for the year ended September 30, 1994 and its Proxy Statement with respect to the July 18, 1995 Special Meeting Of Stockholders, filed with the Securities and Exchange Commission.



                                      /s/ ARTHUR ANDERSEN LLP


                                      ARTHUR ANDERSEN LLP


Denver, Colorado
July 18, 1995